THE PARK AVENUE PORTFOLIO
SHAREHOLDER VOTING SUMMARY
SEPTEMBER 28, 2006

On September 28, 2006, a special meeting of security holders was held to consider the following proposals, with voting results as shown below. Reference is made to the Prospectus/Proxy Statement on Form N-14 filed with the Commission with respect to each of the proposals described below.

The accession number for the N-14 filing is as follows:
0001104659-06-056372
The Park Avenue Portfolio - All funds except for The Guardian UBS
Small Cap Value Fund


1. Approval of the Agreement and Plan of Reorganization, dated August 15, 2006, between The Park Avenue Portfolio, on behalf of The Guardian Park Avenue Fund, and RS Investment Trust, on behalf of RS Core
Equity Fund.

   For             Against         Abstain         Total
 <S
     11,223,642.447     472,171.040     730,046.798  12,425,860.285

2. Approval of the Agreement and Plan of Reorganization, dated August 15, 2006, between The Park Avenue Portfolio, on behalf of The Guardian UBS Large Cap Value Fund, and RS Investment Trust, on behalf of RS Large Cap Value Fund.

   For             Against         Abstain         Total
 <S
      6,313,347.417       4,558.798       8,289.922   6,326,196.137

3. Approval of the Agreement and Plan of Reorganization, dated August 15, 2006, between The Park Avenue Portfolio, on behalf of The Guardian Park Avenue Small Cap Fund, and RS Investment Trust, on behalf of RS Small Cap Core Equity Fund.

   For             Against         Abstain         Total
 <S
      6,285,219.731     222,000.071     321,654.895   6,828,874.697

4. Approval of the Agreement and Plan of Reorganization, dated August 15, 2006, between The Park Avenue Portfolio, on behalf of The Guardian Asset Allocation Fund, and RS Investment Trust, on behalf of RS
Asset Allocation Fund.

   For             Against         Abstain         Total
 <S
      5,288,660.132     168,902.861     238,174.151   5,695,737.144

5. Approval of the Agreement and Plan of Reorganization, dated August 15, 2006, between The Park Avenue Portfolio, on behalf of The Guardian S&P 500 Index Fund, and RS Investment Trust, on behalf of RS
S&P 500 Index Fund.

   For             Against         Abstain         Total
 <S
     17,198,226.284      21,515.032      82,080.446  17,301,821.762


6. Approval of the Agreement and Plan of Reorganization, dated August 15, 2006, between The Park Avenue Portfolio, on behalf of The Guardian Baillie Gifford International Growth Fund, and RS Investment Trust, on behalf of RS International Growth Fund.

   For             Against         Abstain         Total
 <S
      2,614,893.190      27,836.465     185,085.365   2,827,815.020


7. Approval of the Agreement and Plan of Reorganization, dated August 15, 2006, between The Park Avenue Portfolio, on behalf of The Guardian Baillie Gifford Emerging Markets Fund, and RS Investment Trust, on behalf of RS Emerging Markets Fund.

   For             Against         Abstain         Total
 <S
      7,283,653.204     149,749.976     162,965.510   7,596,368.690


8. Approval of the Agreement and Plan of Reorganization, dated August 15, 2006, between The Park Avenue Portfolio, on behalf of The Guardian Investment Quality Bond Fund, and RS Investment Trust, on behalf of RS Investment Quality Bond Fund.

   For             Against         Abstain         Total
 <S
      9,630,833.819     138,022.815     306,972.977  10,075,829.611


9. Approval of the Agreement and Plan of Reorganization, dated August 15, 2006, between The Park Avenue Portfolio, on behalf of The Guardian Low Duration Bond Fund, and RS Investment Trust, on behalf of RS Low Duration Bond Fund.

   For             Against         Abstain         Total
 <S
      3,252,056.296       1,735.743      12,457.000   3,266,249.039


10. Approval of the Agreement and Plan of Reorganization, dated August 15, 2006, between The Park Avenue Portfolio, on behalf of The Guardian High Yield Bond Fund, and RS Investment Trust, on behalf of RS High Yield Bond Fund.

   For             Against         Abstain         Total
 <S
      9,855,764.395      21,660.282     239,342.749  10,116,767.426


11. Approval of the Agreement and Plan of Reorganization, dated August 15, 2006, between The Park Avenue Portfolio, on behalf of The Guardian Tax-Exempt Fund, and RS Investment Trust, on behalf of RS
Tax-Exempt Fund.

   For             Against         Abstain         Total
 <S
      8,998,866.989       3,156.084      12,647.786   9,014,670.859


12. Approval of the Agreement and Plan of Reorganization, dated August 15, 2006, between The Park Avenue Portfolio, on behalf of The Guardian Cash Management Fund, and RS Investment Trust, on behalf of RS Cash Management Fund.

   For             Against         Abstain         Total
 <S
    203,473,502.798   6,179,305.051  15,685,441.000 225,338,248.849